Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 2, 2015, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd., and our report dated March 2, 2015, with respect to the effectiveness of internal control over financial reporting of Salix Pharmaceuticals, Ltd. included in the Current Report on Form 8-K of Valeant Pharmaceuticals International, Inc. dated March 16, 2015 and incorporated by reference in this Current Report on Form 8-K of Valeant Pharmaceuticals International, Inc. into the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-189192) of Valeant Pharmaceuticals International, Inc.,

(2)	Registration Statement (Form S-8 No. 333-92229) pertaining to the Stock Option Plan and Employee Stock Purchase Plan of Biovail Corporation International,

(3)	Registration Statement (Form S-8 No. 333-138697) pertaining to the Equity Compensation Plan of Biovail Corporation,

(4)	Registration Statement (Form S-8 No. 333-168629) pertaining to the Equity Compensation Plan of Biovail Corporation,

(5)	Registration Statement (Form S-8 No. 333-196120) pertaining to the Omnibus Incentive Plan of Valeant Pharmaceuticals International, Inc.,

(6)	Registration Statement (Form S-8 No. 333-176205) pertaining to the Omnibus Incentive Plan of Valeant Pharmaceuticals International, Inc., and

(7)	Registration Statement (Form S-8 No. 333-168254) pertaining to the Equity Incentive Plans of Valeant Pharmaceuticals International, Inc.

/s/ Ernst and Young

Raleigh, North Carolina

April 7, 2015